DAVIS POLK & WARDWELL

                              450 LEXINGTON AVENUE
                              NEW YORK, N.Y. 10017
                                  212-450-4000
                                FAX 212-450-3800






                                    January 25, 2006


Re: Prospectus Supplement for Global Medium-Term Notes, Series F, High-Income Trigger Securities filed by Morgan Stanley dated January 25, 2006

Morgan Stanley
1585 Broadway
New York, NY 10036

Ladies and Gentlemen:

     We have acted as tax counsel for Morgan Stanley (the "Company") in connection with the preparation and filing of a form of prospectus supplement for Global Medium-Term Notes, Series F, High-Income Trigger Securities (the "Prospectus Supplement"), dated January 25, 2006, supplementing the registration statement on Form S-3, including the prospectus (the "Prospectus"), dated January 25, 2006, for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), the issuance from time to time of the Company's Series F Global Medium-Term High-Income Trigger Securities.

     We have reviewed the discussions set forth under the captions "United States Federal Taxation" in the Prospectus Supplement and the Prospectus, both dated January 25 2006, and are of the opinion that the discussions are accurate, subject to the conditions and limitations set forth therein.

     We are members of the Bar of the State of New York. The foregoing opinion is based upon and limited to the United States federal tax law as contained in the Internal Revenue Code of 1986, as amended, Treasury regulations, administrative decisions and court decisions as of the date of this letter

     We hereby consent to the use of our name under the caption "United States Federal Taxation" in the Prospectus Supplement. The issuance of such consent does not concede that we are an "Expert" for the purposes of the Securities Act.

                                    Very truly yours,

                                    /s/ Davis Polk & Wardwell